Foundation Building Materials, Inc. Announces Fourth Quarter and Full Year 2018 Results

2018 Fourth Quarter Highlights

•	Net sales of $516.2 million, an increase of 16.3% compared to the prior year period

•	Base business net sales of $439.1 million, an increase of 10.6% compared to the prior year period

•	Reduced net debt leverage ratio from 4.3x at September 30, 2018 to 3.6x at December 31, 2018

•	Net income of $1.9 million and adjusted net income(1) of $7.0 million from continuing operations; earnings per share of $0.04 and adjusted earnings per share(1) of $0.16

•	Adjusted EBITDA(1) of $41.2 million, an increase of 23.9% compared to the prior year period; adjusted EBITDA margin(1) of 8.0% compared to 7.5% in the prior year period

•	Closed the sale of the Mechanical Insulation segment for approximately $122.5 million

2018 Full Year Highlights

•	Record net sales of $2.0 billion, an increase of 14.2% compared to the prior year

•	Base business net sales of $1.8 billion, an increase of 8.4% compared to the prior year

•	Net loss of $36.4 million and adjusted net income(1) of $17.5 million from continuing operations; loss per share of $0.85 and adjusted earnings per share(1) of $0.41

•	Adjusted EBITDA(1) of $155.2 million, an increase of 14.7% compared to the prior year period; adjusted EBITDA margin(1) of 7.6%, the same as the prior year period

•	Completed four acquisitions adding 16 branches across the U.S and opened five greenfield branches

Tustin, CA, February 25, 2019 Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and metal framing in North America, today reported fourth quarter and full year 2018 financial results.
“We are very pleased with our fourth quarter and full year results. We delivered double-digit net sales and strong base business growth reflecting our balanced product mix and our ongoing strategies to drive organic growth,” said Ruben Mendoza, President and CEO. “For 2019, our strategic priorities are to reduce debt, execute our business model to drive organic growth and expand profit margin to deliver long-term value to our shareholders.”

2018 Fourth Quarter Results

Net sales for the three months ended December 31, 2018 were $516.2 million compared to $443.7 million for the three months ended December 31, 2017, representing an increase of $72.5 million, or 16.3%. Net sales from base business branches contributed $439.1 million of the increase which was driven by strong commercial activity, price increases and product expansion into new geographic markets.

Gross profit for the three months ended December 31, 2018 was $155.6 million compared to $133.2 million for the three months ended December 31, 2017, representing an increase of $22.5 million, or 16.9%. The increase in gross profit was primarily due to the increase in net sales. Gross margin for the three months ended December 31, 2018 was 30.1% compared to 30.0% for the three months ended December 31, 2017.

(1) Adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Selling, general, and administrative ("SG&A"), expenses for the three months ended December 31, 2018, were $116.4 million compared to $100.6 million for the three months ended December 31, 2017, representing an increase of $15.9 million. As a percentage of net sales, SG&A expenses were 22.6% for the three months ended December 31, 2018, compared to 22.7% for the three months ended December 31, 2017. Excluding non-recurring adjustments of $2.3 million and $0.8 million for the three months ended December 31, 2018 and 2017, respectively, SG&A expenses as a percentage of net sales for the three months ended December 31, 2018 were 22.1% compared to 22.5% for the three months ended December 31, 2017. The decrease in SG&A expenses as a percentage of net sales was due to our continued focus on operating efficiencies, cost reduction initiatives, and leveraging costs with the increase in net sales.
Net income from continuing operations for the three months ended December 31, 2018 was $1.9 million, or $0.04 per share, compared to net income from continuing operations of $74.8 million, or $1.74 per share for the three months ended December 31, 2017. Adjusted net income(1) for the three months ended December 31, 2018 was $7.0 million, or $0.16 per share, a decrease of $0.1 million compared to an adjusted net income(1) of $7.1 million, or $0.17 per share, for the three months ended December 31, 2017.

Adjusted EBITDA(1) was $41.2 million and adjusted EBITDA margin(1) was 8.0% for the three months ended December 31, 2018, compared to adjusted EBITDA(1) of $33.3 million and adjusted EBITDA margin(1) of 7.5% for the three months ended December 31, 2017.

2018 Full Year Results

Net sales for the year ended December 31, 2018 were $2.0 billion compared to $1.8 billion for the year ended December 31, 2017, representing an increase of $254.2 million, or 14.2%. Net sales from base business branches contributed $137.1 million, or 8.4%, of the increase, which was driven by strong commercial activity, price increases and product expansion into new geographic markets.

Gross profit for the year ended December 31, 2018 was $590.4 million compared to $522.2 million for the year ended December 31, 2017, representing an increase of $68.2 million, or 13.1%. The increase in gross profit was primarily due to the increase in net sales. Gross margin for the year ended December 31, 2018 was 28.9% compared to 29.2% for the year ended December 31, 2017. The decrease in gross margin was primarily due to higher product costs.

SG&A expenses for the year ended December 31, 2018 were $444.5 million compared to $399.9 million for the year ended December 31, 2017, representing an increase of $44.7 million, or 11.2%. As a percentage of net sales, SG&A expenses were 21.7% for the year ended December 31, 2018 compared to 22.3% for the year ended December 31, 2017. Excluding non-recurring adjustments of $9.2 million and $11.9 million for the years ended December 31, 2018 and 2017, respectively, SG&A expenses as a percentage of net sales for the year ended December 31, 2018 were 21.3% compared to 21.7% for the year ended December 31, 2017. The decrease in SG&A expenses as a percentage of net sales was due to our continued focus on operating efficiencies, cost reduction initiatives, and leveraging costs with the increase in net sales.

Net loss from continuing operations for the year ended December 31, 2018, was $36.4 million, or $0.85 per share, compared to net income from continuing operations of $77.9 million, or $1.88 per share for the year ended December 31, 2017. Adjusted net income(1) for the year ended December 31, 2018, was $17.5 million, or $0.41 per share, an increase of $7.9 million compared to adjusted net income(1) of $9.6 million, or $0.23 per share, for the year ended December 31, 2017.

Adjusted EBITDA(1) was $155.2 million and adjusted EBITDA margin(1) was 7.6% for the year ended December 31, 2018, compared to adjusted EBITDA(1) of $135.3 million and adjusted EBITDA margin(1) of 7.6% for the year ended December 31, 2017.

Acquisitions and Greenfield Branches

In 2018, the Company completed four acquisitions adding 16 branches with combined annualized net sales in excess of $130.0 million. During 2018 the Company opened five specialty building products greenfield branches and expects to open four to six more branches by the end of 2019. These greenfield branches are projected to yield high returns on invested capital within the first few years of startup. They also serve to further leverage the Company’s national scale, increase the Company’s market share, generate economies of scale and support the Company’s organic growth.

(1) Adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

2019 Guidance(1)

	2018 Results	2019 Guidance
Net sales (in billions)	$2.04	$2.10 to $2.25
Gross margin	28.9%	29.1% to 29.3%
Adjusted EBITDA (in millions)	$155	$160 to $180
Adjusted EBITDA margin	7.6%	7.6% to 8.0%
Adjusted EPS	$0.41	$0.70 to $0.90
Net debt leverage(2)	3.6x	3.2x to 3.5x
(2)For a calculation of net debt leverage, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2018.

Fourth Quarter Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call tomorrow, Tuesday, February 26, 2019, at 8:30 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, Pete Welly, Chief Operating Office, Kirby Thompson, Senior Vice President of Sales and Marketing and John Moten, Vice President Investor Relations will host the call.
The call can be accessed in three ways:

•	At the FBM website: www.fbmsales.com in the Investors section of the Company’s website;

•
By telephone: For both listen-only participants and those who wish to take part in the question and answer portion of the call, the dial-in telephone number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Audio Replay: A replay of the call will be available beginning at 12:00 PM Eastern Time on Tuesday, February 26, 2019, and ending 11:59 PM Eastern Time on March 6, 2019. Dial-in numbers for U.S. based participants are (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13686920.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Tustin, California, the Company employs more than 3,400 people and operates more than 175 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company's projected financial performance and operating results including projected net sales, gross margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, leverage for 2019, as well as statements regarding the Company's progress towards achieving its strategic objectives, including the performance of current greenfield branches, the opening of additional greenfield branches, and the successful integration and performance of the Company's acquisitions. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

(1) Adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Investor Relations:
John Moten, IRC
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31, (Unaudited)		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$516,159	$443,674	$2,044,312	$1,790,114
Cost of goods sold	360,541	310,523	1,453,953	1,267,925
Gross profit	155,618	133,151	590,359	522,189
Operating expenses:
Selling, general and administrative expenses	116,438	100,563	444,527	399,864
Depreciation and amortization	20,500	18,199	77,419	70,861
Total operating expenses	136,938	118,762	521,946	470,725
Income from operations	18,680	14,389	68,413	51,464
Loss on extinguishment of debt	—	—	(58,475)	—
Interest expense	(10,255)	(15,864)	(53,283)	(61,011)
Other income, net	1,171	68,064	1,298	81,488
Income (loss) before income taxes	9,596	66,589	(42,047)	71,941
Income tax expense (benefit)	7,671	(8,170)	(5,628)	(5,965)
Income (loss) from continuing operations	1,925	74,759	(36,419)	77,906
Income from discontinued operations, net of tax	2,613	1,133	10,523	4,574
Gain on sale of discontinued operations, net of tax	13,712	—	13,713	—
Net income (loss)	$18,250	$75,892	$(12,183)	$82,480

Earnings (loss) per share data:
Earnings (loss) from continuing operations per share - basic	$0.04	$1.74	$(0.85)	$1.88
Earnings (loss) from continuing operations per share - diluted	$0.04	$1.74	$(0.85)	$1.88

Earnings from discontinued operations per share - basic	$0.39	$0.03	$0.57	$0.11
Earnings from discontinued operations per share - diluted	$0.39	$0.03	$0.57	$0.11

Earnings (loss) per share - basic	$0.43	$1.77	$(0.28)	$1.99
Earnings (loss) per share - diluted	$0.43	$1.77	$(0.28)	$1.99

Weighted average shares outstanding:
Basic	42,903,161	42,865,407	42,892,879	41,486,496
Diluted	42,912,707	42,890,114	42,915,028	41,490,653

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$15,299	$12,101
Accounts receivable—net of allowance for doubtful accounts of $3,239 and $3,885, respectively	276,043	238,091
Other receivables	57,472	55,487
Inventories	165,989	148,246
Prepaid expenses and other current assets	9,053	11,785
Current assets held for sale	—	82,948
Total current assets	523,856	548,658
Property and equipment, net	151,641	144,524
Intangible assets, net	145,876	164,536
Goodwill	484,941	452,728
Other assets	10,393	5,604
Noncurrent assets held for sale	—	38,220
Total assets	$1,316,707	$1,354,270
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$137,773	$134,460
Accrued payroll and employee benefits	28,830	17,920
Accrued taxes	11,867	7,003
Tax receivable agreement	16,667	15,892
Current portion of term loan, net	4,500	—
Other current liabilities	19,979	37,270
Current liabilities held for sale	—	29,733
Total current liabilities	219,616	242,278
Asset-based revolving credit facility	146,000	47,486
Long-term portion of term loan, net	437,999	—
Long-term portion of notes payable, net	—	534,379
Tax receivable agreement	117,948	119,912
Deferred income taxes, net	20,678	17,912
Other liabilities	8,117	12,657
Noncurrent liabilities held for sale	—	982
Total liabilities	950,358	975,606
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,907,326 and 42,865,407 shares issued, respectively	13	13
Additional paid-in capital	332,330	330,113
Retained earnings	34,187	46,184
Accumulated other comprehensive (loss) income	(181)	2,354
Total stockholders' equity	366,349	378,664
Total liabilities and stockholders' equity	$1,316,707	$1,354,270

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(12,183)	$82,480
Less: gain on sale of business	13,713	—
Less: net income from discontinued operations	10,523	4,574
Net (loss) income from continuing operations	(36,419)	77,906
Adjustments to reconcile net (loss) income to net cash provided by operating activities of continuing operations:
Depreciation	33,437	29,404
Amortization of intangible assets	43,982	41,456
Amortization of debt issuance costs and debt discount	7,370	9,910
Inventory fair value purchase accounting adjustment	1,057	720
Loss on extinguishment of debt	58,475	—
Provision for doubtful accounts	1,810	1,721
Stock-based compensation	2,175	1,902
Reduction in tax receivable agreement	(1,189)	(68,033)
Unrealized gain on derivative instruments, net	(265)	(13,059)
Loss on disposal of property and equipment	552	200
Deferred income taxes	221	(6,263)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(23,326)	4,602
Other receivables	(1,721)	(3,610)
Inventories	(8,834)	(10,449)
Prepaid expenses and other current assets	2,708	378
Other assets	(1,320)	2,970
Accounts payable	(1,951)	19,362
Accrued payroll and employee benefits	11,105	(5,351)
Accrued taxes	4,893	(1,528)
Other liabilities	(16,911)	(12,186)
Net cash provided by operating activities from continuing operations	75,849	70,052
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(34,892)	(28,249)
Payment of net working capital adjustments related to acquisitions	(40)	(405)
Proceeds from net working capital adjustments related to acquisitions	154	8,602
Proceeds from the disposal of fixed assets	2,315	2,586
Acquisitions, net of cash acquired	(93,477)	(73,038)
Net cash used in investing activities from continuing operations	(125,940)	(90,504)
Cash flows from financing activities from continuing operations:
Proceeds from asset-based revolving credit facility	897,911	400,239
Repayments of asset-based revolving credit facility	(799,272)	(561,509)
Term loan proceeds	450,000	—
Principal payments on long-term debt	(575,000)	—
Prepayment premium on bond	(23,872)	—

Debt issuance costs and deferred finance costs	(7,935)	—
Tax withholding payment related to net settlement of equity awards	(61)	—
Principal repayment of capital lease obligations	(2,771)	(2,582)
Issuance of common stock	—	163,952
Capital contributions	—	2,997
Net cash (used in) provided by financing activities from continuing operations	(61,000)	3,097
Net cash (used in) provided by operating activities from discontinued operations	(6,614)	7,209
Net cash provided by (used in) investing activities from discontinued operations	121,568	(6,434)
Net cash used in financing activities of discontinued operations	(162)	(255)
Net cash provided by discontinued operations	114,792	520
Effect of exchange rate changes on cash	(503)	384
Net increase (decrease) increase in cash	3,198	(16,451)
Cash and cash equivalents at beginning of period	12,101	28,552
Cash and cash equivalents at end of period	$15,299	$12,101

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,507	$4,129
Cash paid for interest	$61,199	$50,866
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$4,616	$2,970
Assets acquired under capital lease	$—	$670
Goodwill adjustment for purchase price allocation	$202	$519
Tax receivable agreement	$—	$203,837
Notes received for disposals of equipment	$—	$134

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY MAJOR PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN
FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017 (Unaudited)
(in thousands)

	Three Months Ended December 31,				Change
	2018		2017		$	%
Wallboard	$198,014	38.4%	$172,910	39.0%	$25,104	14.5%
Suspended ceiling systems	91,453	17.7%	80,895	18.2%	10,558	13.1%
Metal framing	97,474	18.9%	67,925	15.3%	29,549	43.5%
Complementary and other products	129,218	25.0%	121,944	27.5%	7,274	6.0%
Total net sales	$516,159	100.0%	$443,674	100.0%	$72,485	16.3%
Total gross profit	$155,618		$133,151		$22,467	16.9%
Total gross margin	30.1%		30.0%		0.1%

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY MAJOR PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(in thousands)

	Year Ended December 31,				Change
	2018		2017		$	%
Wallboard	$781,257	38.2%	$701,467	39.2%	$79,790	11.4%
Suspended ceiling systems	379,809	18.6%	328,815	18.4%	50,994	15.5%
Metal framing	361,493	17.7%	280,410	15.7%	81,083	28.9%
Complementary and other products	521,753	25.5%	479,422	26.8%	42,331	8.8%
Total net sales	$2,044,312	100.0%	$1,790,114	100.0%	$254,198	14.2%
Total gross profit	$590,359		$522,189		$68,170	13.1%
Total gross margin	28.9%		29.2%		(0.3)%

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017 (Unaudited) AND
YEARS ENDED DECEMBER 31, 2018 AND 2017 (Unaudited)
(in thousands)

	Three Months Ended December 31,		Change
	2018	2017	$	%
Base business (1)	$439,118	$397,133	$41,985	10.6%
Acquired and combined (2)	77,041	46,541	30,500	65.5%
Net sales	$516,159	$443,674	$72,485	16.3%
(1) Represents net sales from branches that were owned by us since January 1, 2017 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2017, primarily as a result of our strategic combination of branches.

	Year Ended December 31,		Change
	2018	2017	$	%
Base business (1)	$1,779,036	$1,641,911	$137,125	8.4%
Acquired and combined (2)	265,276	148,203	117,073	79.0%
Net sales	$2,044,312	$1,790,114	$254,198	14.2%
(1) Represents net sales from branches that were owned by us since January 1, 2017 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2017, primarily as a result of our strategic combination of branches.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY MAJOR PRODUCT LINE
FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017 (Unaudited) AND
YEARS ENDED DECEMBER 31, 2018 AND 2017 (Unaudited)
(in thousands)

	Three Months Ended December 31, 2017	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Three Months Ended December 31, 2018	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$172,910	$9,536	$15,568	$198,014	14.5%	6.1%	88.7%
Suspended ceiling systems	80,895	4,928	5,630	91,453	13.1%	6.8%	70.6%
Metal framing	67,925	21,785	7,764	97,474	43.5%	35.2%	129.4%
Complementary and other products	121,944	5,736	1,538	129,218	6.0%	5.4%	10.3%
Net sales	443,674	41,985	30,500	516,159	16.3%	10.6%	65.5%
Average daily net sales	$7,156	$677	$492	$8,325	16.3%	10.6%	65.5%
(1) Represents base business net sales change as a percentage of base business net sales for the three months ended December 31, 2017.
(2) Represents acquired and combined as a percentage of acquired and combined net sales for the three months ended December 31, 2017.

	Year Ended December 31, 2017	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Year Ended December 31, 2018	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$701,467	$28,372	$51,418	$781,257	11.4%	4.4%	92.6%
Suspended ceiling systems	328,815	25,205	25,789	379,809	15.5%	8.3%	100.0%
Metal framing	280,410	60,535	20,548	361,493	28.9%	23.2%	106.9%
Complementary and other products	479,422	23,013	19,318	521,753	8.8%	5.3%	40.5%
Net sales	1,790,114	137,125	117,073	2,044,312	14.2%	8.4%	79.0%
Average daily net sales	$7,104	$542	$463	$8,080	13.7%	8.3%	78.7%
(1) Represents base business net sales change as a percentage of base business net sales for the year ended December 31, 2017.
(2) Represents acquired and combined as a percentage of acquired and combined net sales for the year ended December 31, 2017.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to results under GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, net debt leverage and adjusted earnings per share ("EPS"), which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. The Company calculates adjusted EBITDA as net (loss) income before interest expense net, loss on extinguishment of debt, income tax (benefit) expense, depreciation and amortization, unrealized gain on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, (gains) losses on the disposal of property and equipment, hurricane-related costs, transaction costs, management fees and the decrease in the tax receivable agreement liability, or TRA. The Company calculates adjusted EBITDA margin as adjusted EBITDA divided by net sales. The Company calculates adjusted net income as net income (loss) before loss on extinguishment of debt, unrealized losses gains on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting adjustments, (gains) losses on the disposal of property and equipment, hurricane-related costs, transaction costs, management fees and the decrease in the TRA liability. The Company calculates adjusted EPS as adjusted net income on a per weighted average share outstanding basis. For a calculation of net debt leverage, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2018.

These non-GAAP financial measures are presented because they are important metrics used by management as a means by which it assesses financial performance. These measures may also be used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations.

These non-GAAP financial measures have certain limitations. These measures should not be considered as alternatives to measures of financial performance derived in accordance with GAAP. In addition, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

The following is a reconciliation of adjusted EBITDA to the nearest GAAP measure, net income (loss) (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(in thousands)
Net income (loss) from continuing operations	$1,925	$74,759	$(36,419)	$77,906
Interest expense, net	10,244	15,838	53,201	60,924
Loss on extinguishment of debt	—	—	58,475	—
Income tax expense (benefit)	7,671	(8,170)	(5,628)	(5,965)
Depreciation and amortization	20,500	18,199	77,419	70,861
Unrealized gain on derivative financial instruments	(209)	(14)	(265)	(13,059)
IPO and public company readiness expenses	—	157	89	5,085
Stock-based compensation	788	210	2,299	1,901
Non-cash purchase accounting effects(a)	—	(127)	413	703
(Gain) loss on disposal of property and equipment	(61)	48	552	199
Hurricane-related costs(b)	—	(20)	(83)	376
Transaction costs(c)	1,553	411	6,306	4,047
Management fees(d)	—	—	—	353
Decrease in TRA liability(e)	(1,189)	(68,033)	(1,189)	(68,033)
Adjusted EBITDA	$41,222	$33,258	$155,170	$135,298
Adjusted EBITDA margin(f)	8.0%	7.5%	7.6%	7.6%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(b)	Represents costs incurred and insurance proceeds resulting from Hurricanes Harvey and Irma.

(c)	Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.

(d)	Represents fees paid to our former private equity sponsor for services provided pursuant to past management agreements. These fees are no longer being incurred.

(e)
Related to adjustment in liability related to the Tax Cut and Jobs Act of 2017. See Note 20, Tax Receivable Agreement, in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

(f)	Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

The following is a reconciliation of adjusted net income to the nearest GAAP measure, net income (loss) (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(in thousands, except share and per share data)
Net income (loss)	$1,925	$74,759	$(36,419)	$77,906
Loss on extinguishment of debt	—	—	58,475	—
Unrealized gain on derivative financial instruments	(209)	(14)	(265)	(13,059)
IPO and public company readiness expenses	—	157	89	5,085
Stock-based compensation	788	210	2,299	1,901
Non-cash purchase accounting effects(a)	—	(127)	413	703
(Gain) loss on disposal of property and equipment	(61)	48	552	199
Hurricane-related costs(b)	—	(20)	(83)	376
Transaction costs(c)	1,553	411	6,306	4,047
Management fees(d)	—	—	—	353
Decrease in TRA liability(e)	(1,189)	(68,033)	(1,189)	(68,033)
Tax effects(f)	4,162	(257)	(12,635)	152
Adjusted net income	$6,969	$7,134	$17,543	$9,630

Earnings (loss) per share data as reported:
Basic	$0.04	$1.74	$(0.85)	$1.88
Diluted	$0.04	$1.74	$(0.85)	$1.88
Earnings per share data as adjusted:
Basic	$0.16	$0.17	$0.41	$0.23
Diluted	$0.16	$0.17	$0.41	$0.23

Weighted average shares outstanding:
Basic	42,903,161	42,865,407	42,892,879	41,486,496
Diluted	42,912,707	42,890,114	42,915,028	41,490,653

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(b)	Represents costs incurred and insurance proceeds resulting from Hurricanes Harvey and Irma.

(c)	Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.

(d)	Represents fees paid to former private equity sponsors for services provided pursuant to past management agreements. These fees are no longer being incurred.

(e)
Related to adjustment in liability related to the Tax Cut and Jobs Act of 2017. See Note 20, Tax Receivable Agreement, in the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

(f)	Represents the tax effect and one-time, non-recurring tax items.